CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Prospectus constituting part of this First Amendment of the Registration Statement on Form S-4 of The First American Financial Corporation of our report dated February 9, 1998, appearing on page 19 of The First American Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


By: /s/ Price Waterhouse LLP
Price Waterhouse LLP
Costa Mesa, California
May 26, 1998